EXHIBIT 99.1

Toga Limited to Restate Previously Issued Financial Statements

LOS ANGELES, California, November 24, 2020 (OTC NEWS) - Toga Limited (OTC: TOGL) (“Toga” or the “Company”) announced today that its previously issued financial statements included in the Company’s Annual Report on Form 10-K for the period ending July 31, 2019, and Quarterly Reports on Form 10-Q for the periods ending January 31, 2019, April 30, 2019, October 31, 2019, January 31, 2020, and April 30, 2020 should no longer be relied upon due to errors in the consolidated financial statements and should be restated. Such errors related to revenue recognition for one or more of the Company’s subsidiaries engaged in the Company’s direct sales business, resulting in an overstatement of revenue, and an understatement of deferred revenue. The errors were first identified by management, in connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020. The Company is continuing its analysis and quantification of these issues and is now in the process of addressing them by replacing its legacy accounting system and making modifications to its internal controls over financial reporting and accounting policies. The Company expects to restate the financial statements noted above as soon as practicable and expects that it will not be able to file its Annual Report on Form 10-K for the fiscal year ended July 31, 2020, and, potentially, the Quarterly Report on Form 10-Q for the period ended October 31, 2020, until after the conclusion of its restatement process.

Toga Limited (www.togalimited.com) is a Nevada holding company with its corporate headquarters in Los Angeles, California that conducts its business through its subsidiaries, all of which operate exclusively in Asia. The Company has two lines of business. The first is a technology business, in which the Company is developing a social media app called “Yippi” or the “Yippi App.” The Yippi App is a mobile application with a focus on enabling people to connect and share with friends and family on the app. The Company’s second business consists of products based on traditional, eastern wellness principles that it markets and sells under its “Eostre” brand through a direct marketing network. The Company’s common stock trades on the OTC Pink with the symbol “TOGL”.

Contact:

Alexander D. Henderson

TOGA LIMITED, 515 S. Flower Street, 18th Floor, Los Angeles, CA 90071

(949) 333-1603

info@togalimited.com

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Toga Limited or its management (the “Company”) “anticipates,” “plans,” “estimates,” “expects,” or “believes,” or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the Company’s guidance, outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the Company’s ability to execute on its long-term strategy; the Company’s ability to successfully compete in its intensely competitive industry; the Company’s ability to manage its growth; the Company’s ability to maintain or improve its operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings, including, without limitation, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company intends these forward-looking statements to speak only as of the time of this Press Release and does not undertake to update or revise them as more information becomes available, except as required by law.